                                                                   EXHIBIT 12.1

                            PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)

                                                              Year Ended December 31
                                ----------------------------------------------------------------------------------
                                     1998             1997             1996            1995             1994
                                     ----             ----             ----            ----             ----
FIXED CHARGES
  Interest expense                $   112,958      $   101,440      $    98,536     $    89,796      $    62,851
  Portion of rentals
      deemed interest                     704              257              244             238              226
                                  -----------      -----------      -----------     -----------      -----------

TOTAL FIXED CHARGES               $   113,662      $   101,697      $    98,780     $    90,034      $    63,077
                                  -----------      -----------      -----------     -----------      -----------
                                  -----------      -----------      -----------     -----------      -----------
EARNINGS
  Income before taxes             $    40,378      $    50,697           52,180     $    46,730      $    42,147

FIXED CHARGES                         113,662          101,697           98,780          90,034           63,077
                                  -----------      -----------      -----------     -----------      -----------

EARNINGS AS DEFINED               $   154,040      $   152,394      $   150,960     $   136,764      $   105,224
                                  -----------      -----------      -----------     -----------      -----------
                                  -----------      -----------      -----------     -----------      -----------

RATIO OF EARNINGS
  TO FIXED CHARGES (1)               1.36x            1.50x           1.53x            1.52x           1.67x


(1) The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR. See Exhibit 12.2.


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